                                                                   EXHIBIT 10.11

                                                                Deferred Payment

                                                     TRANSACTION GRANT AGREEMENT



                     [Plains All American, Inc. Letterhead]

                                                _________________________, 199__

_________________
_________________
_________________

Re:   Grant of MLP Phantom Units

Dear _________________:

          I am pleased to inform you that the Company hereby grants to you ___________ MLP Phantom Units, with an equal number of distribution equivalent rights ("DERs"). A MLP Phantom Unit is a right to receive, following vesting as provided below, a Common Unit of Plains All American Pipeline, L.P. (the "MLP") and a DER is a right to receive an amount in cash from the Company equal to the distributions made by MLP with respect to a Common Unit during the period ending on the earlier of December 31, 2003 or the date the tandem MLP Phantom Unit is paid to you or forfeited. The terms of this grant are set forth below.

     1. Subject to the further vesting provisions below, the MLP Phantom Units will become vested (nonforfeitable) as follows:

          (a) on December 31, 1999, (i) 2/9ths of the total number of MLP Phantom Units granted you (the "Total Units") shall become vested if the Operating Surplus of the MLP for 1999 equals or exceeds the sum of the Minimum Quarterly Distributions ("MQDs") for such year with respect to the Common Units, and (ii) an additional 1/9th of the Total Units shall become vested if the Adjusted Operating Surplus of the MLP for 1999 equals or exceeds the sum of the MQDs with respect to the Common Units and Subordinated Units for 1999;

          (b) on December 31, 2000, (i) an additional 2/9ths of the Total Units shall become vested if the Operating Surplus of the MLP for 2000 equals or exceeds the sum of the MQDs for such year with respect to the Common Units, and (ii) an additional 1/9th of the Total Units shall become vested if the Adjusted Operating Surplus of the MLP for 2000 equals or exceeds the sum of the MQDs with respect to the Common Units and Subordinated Units for 2000;

          (c) on December 31, 2001, (i) an additional 2/9ths of the Total Units shall become vested if the Operating Surplus of the MLP for 2001 equals or exceeds the sum of the MQDs for such year with respect to the Common Units, and (ii) an additional 1/9th of the Total Units shall become vested if the Adjusted Operating Surplus of the MLP for 2001 equals or exceeds the sum of the MQDs with respect to the Common Units and Subordinated Units for 2001;

          (d) the MLP Phantom Units that would have vested at the end of 1999, 2000, or 2001 had the MQDs been paid such year(s) shall become vested on the date any arrearages in MQDs for such year(s) are paid; and

          (e) any MLP Phantom Units which have not vested pursuant subparagraphs
     (a)(ii), (b)(ii), or (c)(ii) above as of December 31, 2001 shall become vested upon, and in the same proportion as, the conversion of Subordinated Units to Common Units.

The terms Adjusted Operating Surplus and Minimum Quarterly Distribution shall have their meanings as set forth in the Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P.

     2. In the event of your termination of employment with the Company and its affiliates prior to any of the vesting dates for any reason other than your death or a disability that entitles you to benefits under the long-term disability plan of the Company ("Disability"), all of your MLP Phantom Units not then vested shall automatically be forfeited unpaid as of your date of termination.

     3. In the event of your termination of employment with the Company and its affiliates due to your death or Disability, your MLP Phantom Units shall continue to vest as provided in paragraph 1 above.

     4. Vested MLP Phantom Units will be paid by the Company as soon as reasonably practicable following December 31, 2001 (and any subsequent vesting date) or your termination of employment, whichever occurs first.

     5. DERs with respect to the MLP Phantom Units will be credited (without interest) to a Company ledger account (the "DER Account") for your benefit and upon payment of any vested MLP Phantom Units, the amounts then credited to your DER Account with respect to such vested units will be paid to you in cash. Any amount credited to the DER Account with respect to unvested MLP Phantom Units will be forfeited if and whenever such MLP Phantom Units are forfeited.

     6. The Company will withhold any taxes due from your compensation as required by law, which, in the sole discretion of the Committee, may include withholding a number of MLP Common Units otherwise payable to you.

          [We look forward to...etc.]



                              [COMPANY]


                              By:____________________